UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2023

ANKAM, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-255392 ( Commission File Number)	61-1900749 (I.R.S. Employer Identification Number)

Bakur Kalichav

5348 Vegas Drive, Las Vegas, NV, 89108

995-599420389

mainoffice@ankam.net

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered

Common ANKM OTC

Item 8.01 Other Events.

On October 27, 2023, Ankam, Inc. (the "Company"), a corporation duly organized and existing under the laws of the state of Nevada, entered into an IT Product Sale Agreement (the "Agreement") with Edwina Bloomer Ltd. (the "Counterparty"), a limited company, registered and operating under the laws of the United Kingdom. The objective of this Agreement is for the Company to be involved in the sale of a cryptocurrency wallet website and application. The Agreement contains the purchase price, payment terms, closing conditions, and other material aspects of the transaction, outlining the terms and considerations related to the sale, transfer, and delivery of the cryptocurrency wallet website and application. The proposed sale of the cryptocurrency wallet is in line with the Company's strategic objectives and efforts.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 30, 2023	AVANT TECHNOLOGIES INC.

	By:	/s/	Bakur Kalichava
		Name:	Bakur Kalichava
		Title:	President, Director, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary